Exhibit 99.1

Sharps Technology Signs Asset Purchase Agreement to Acquire InjectEZ Specialty Copolymer Syringe Manufacturing Facility and a 10-Year Purchase Agreement for Over $400 Million from Nephron Pharmaceuticals

$50 Million acquisition of InjectEZ strengthens manufacturing capacity and establishes Sharps’ leading position in the specialized copolymer prefillable syringe system industry

Signed term sheet providing for up to $75 Million in debt financing to be used for the acquisition

Nephron commits to minimum orders of over $400 Million over 10 years; $30 Million in revenue the first year and subsequent minimum orders totaling over $45 Million in annual revenue through December of 2033

NEW YORK – West Columbia, South Carolina – (Date) Sharps Technology, Inc. (the “Company”) (NASDAQ: “STSS” and “STSSW”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, and Nephron Pharmaceuticals Corporation, (“Nephron”) a privately owned U.S. leader in contract manufacturing and 503B outsourcing, announce the signing of an Asset Purchase Agreement (APA) to acquire Nephron’s InjectEZ specialty syringe manufacturing facility. This includes a 10-Year purchase agreement for over $400 Million from Nephron Pharmaceuticals for next-generation copolymer prefillable syringe systems. Product delivery is scheduled for the first quarter of 2024 with revenue totaling approximately $30 Million for the first twelve months of production and subsequent revenue of over $45 Million per year beginning in 2025, and continuing through 2033.

Management Comments:

“These transactions represent a transformative event for the Company,” commented Soren Christiansen, Board Chairman of Sharps Technology. “Recruiting Robert Hayes as our CEO two years ago was a substantial achievement for Sharps Technology and its shareholders. Robert has built a strong team, and together they worked through a successful, multi-month financing process that resulted in selecting a funding partner that is poised to provide up to $75 Million in debt financing to be used for the transaction. The Company will now have manufacturing operations in Europe and the United States and this deal will generate significant short and long-term revenue. This transaction enables Sharps to enter the highly profitable copolymer prefillable syringe segment, which has the highest growth in the syringe market place. The Company is well positioned for future growth and providing meaningful benefits to both patients and shareholders.”

“I would like to thank Bill and Lou Kennedy, and the Nephron team, for their commitment since the inception of the manufacturing and research partnership that was signed in 2022,” commented Robert Hayes, Sharps Technology CEO. “With this landmark purchase agreement in place for our copolymer prefillable syringes, we will accelerate the realization of our shared goals with the Kennedys, transition the Company to revenue, and propel Sharps into a new phase of growth and sustainability. At the forefront of our growth trajectory are our copolymer based prefillable syringe systems, a sector that is experiencing escalating market demand and is poised to shape the future of Sharps. We are excited about the opportunities that lie ahead as we strengthen our relationship with Nephron and will update our shareholders as the transaction advances.”

10-Year Purchase Agreement:

As a result of the propsed acquisition of InjectEZ, Nephron has agreed to a 10-year Purchase Agreement for Sharps’ next-generation copolymer prefillable 10 mL and 50 mL syringes with minimum orders for over $400 Million over the period. Product delivery is scheduled for the first quarter of 2024 with revenue totaling approximately $30 Million for the first twelve months of production, with subsequent revenue of over $45 Million per year beginning in 2025, and continuing through 2033.

The Acquisition:

The $50 Million acquisition of the InjectEZ enables Sharps to commercialize innovative copolymer prefillable syringe systems to the healthcare market beginning with Nephron Pharmaceuticals as the first client. InjectEZ is a new state-of-the-art facility with fully automated syringe system manufacturing, packaging, and distribution in West Columbia, South Carolina. This advanced facility is the only fully dedicated, specialized COC (cyclic olefin copolymer) prefillable syringe manufacturing plant in North America and was designed with innovative manufacturing capabilities to produce specialty syringe systems. The agreement will leverage synergies from both companies and enable Sharps to further support Nephron Pharmaceuticals in their growth strategy for fill-finish products.

The Financing:

To finance the acquisition, Sharps retained Lampert Capital Advisors, a provider of complex financing solutions to publicly traded, privately held, and entrepreneurially backed companies. Lampert is engaged in a financing process that has resulted, to date, in a signed term sheet with a leading middle-market lender for up to $75 Million in debt financing to be used for the acquisition of InjectEZ, production line enhancements, working capital, transaction fees and expenses, and general corporate purposes.

Formal terms of the APA and purchase agreement are included in the Company’s Current Report on Form 8-K that was filed with the SEC on September 26, 2023. The acquisition is expected to close within 60 days upon the satisfaction of customary closing conditions. The Company’s ability to close the transaction depends on its ability to obtain committed financing for debt and preferred financing to acquire InjectEZ’s assets. There can be no guarantee that binding agreements will be entered into or sufficient capital will be raised to fund the acquisition and performance under the APA and purchase agreement. The Company will provide customary disclosure for the closing of the transaction through a press release and Form 8-K filing.

About Sharps Technology:

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary and has partnered with Nephron Pharmaceuticals to expand its manufacturing capacity in the U.S. For additional information, please visit www.sharpstechnology.com .

Forward-Looking Statements:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:
US Investor Relations:

Adam Holdsworth, Managing Director	Craig Brelsford, Specialist
TraDigital IR	RedChip Companies Inc.
adam@tradigitalir.com	craig@redchip.com